Exhibit T3E-4

LETTER TO BENEFICIAL HOLDERS C:

                              ELIZABETH ARDEN, INC.
                           Offer to Purchase for Cash
                         Any and All of the Outstanding
                      11-3/4% Senior Secured Notes due 2011
                              (CUSIP No. 28660GAA4)
                                       and
      Solicitation of Consents to Proposed Amendments to Related Indenture

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THE TENDER OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY,
JANUARY 22, 2004, UNLESS EXTENDED (EACH SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, AN "EXPIRATION DATE"). HOLDERS OF NOTES MUST TENDER THEIR NOTES BEFORE THE EXPIRATION DATE IN ORDER TO RECEIVE THE TENDER OFFER CONSIDERATION. HOLDERS OF NOTES MUST TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS (AS DEFINED HEREIN) TO THE PROPOSED AMENDMENTS (AS DEFINED IN THE OFFER TO PURCHASE) BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE CONSENT DATE (THE "CONSENT DATE") IN ORDER TO RECEIVE THE CONSENT PAYMENT. THE CONSENT DATE IS WEDNESDAY, JANUARY 7, 2004, IF ON OR BEFORE SUCH DATE THE COMPANY (AS DEFINED HEREIN) HAS RECEIVED DULY EXECUTED AND UNREVOKED CONSENTS FROM HOLDERS REPRESENTING AT LEAST 85% IN AGGREGATE PRINCIPAL AMOUNT OF NOTES THEN OUTSTANDING (THE "REQUISITE CONSENTS"), OR SUCH LATER DATE THAT THE COMPANY SHALL HAVE FIRST RECEIVED THE REQUISITE CONSENTS. TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY
TIME BEFORE THE CONSENT DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE).
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                                                               December 23, 2003

To Our Clients:

           Enclosed for your consideration is the Offer to Purchase and Consent Solicitation Statement dated December 23, 2003 (the "OFFER TO PURCHASE") and the accompanying Letter of Transmittal and Consent (the "LETTER OF TRANSMITTAL" and, together with the Offer to Purchase, the "OFFERING MATERIALS") relating to the offer by Elizabeth Arden, Inc., a Florida corporation (the "COMPANY"), to purchase for cash all of its outstanding 11-3/4% Senior Secured Notes due 2011 (the "NOTES") upon the terms and subject to the conditions set forth in the Offering Materials (such offer to purchase is referred to herein as the "TENDER OFFER"). In conjunction with the Tender Offer, the Company is soliciting consents (the "CONSENTS") to the Proposed Amendments to the Indenture pursuant to which the Notes were issued (the "CONSENT SOLICITATION"). The Offering Materials more fully describe the Tender Offer and the Consent Solicitation. Capitalized terms used and not defined herein have the meanings given to them in the Offer to Purchase.

           The consideration for each $1,000 principal amount of each issue of Notes tendered and accepted for payment pursuant to the Tender Offer shall be an amount equal to $1,200 (the "TOTAL CONSIDERATION"), including a consent payment (the "CONSENT PAYMENT") of $20 per $1,000 principal amount of Notes, paid to Holders who validly tender on or prior to the Consent Date, validly consenting and not revoking such consent prior to the Consent Date (the Total Consideration minus the Consent Payment is referred to as the "TENDER OFFER CONSIDERATION"). Holders whose Notes are validly tendered after the Consent Date will not receive the Consent Payment with respect to such Notes, but will instead receive the Total Consideration less the Consent Payment, which is equal to $1,180 per $1,000 principal amount of Notes validly tendered and not properly withdrawn. The Consent Payment will be paid with respect to Notes for which Consents have been validly delivered and not validly revoked before the Consent Date, if, and only if, the Notes to which such Consents relate are accepted for payment pursuant to the terms of the Offer.

           We are the holder of Notes held for your account. A tender of such Notes can be made and related Consents to the Proposed Amendments can be delivered only by us as the holder pursuant to your instructions. THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER NOTES HELD BY US FOR YOUR ACCOUNT OR TO DELIVER YOUR CONSENT PURSUANT TO THE CONSENT SOLICITATION.

           We request instructions as to whether you wish to tender any or all of the Notes held by us for your account and to consent to the Proposed Amendments, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

           Your instructions to us should be forwarded as promptly as possible in order to deliver your Consent and to permit us to tender your Notes on your behalf in accordance with the provisions of the Tender Offer and the Consent Solicitation. THE DEADLINE FOR HOLDERS TO QUALIFY TO RECEIVE THE CONSENT PAYMENT ALONG WITH THE TENDER OFFER CONSIDERATION IS THE CONSENT DATE, WHICH WILL BE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 2004, UNLESS EXTENDED. Notes properly tendered may be withdrawn and Consents may be revoked at any time before the Consent Date but, subject to certain limited exceptions set forth in the Offer to Purchase, not thereafter.

           We urge you to read carefully the enclosed Letter of Transmittal in conjunction with the Offer to Purchase before delivering your Consent pursuant to the Consent Solicitation and instructing us to tender your Notes.

           Your attention is directed to the following:

           1. Subject to the terms and conditions of the Tender Offer, payment will be made for Notes accepted for payment in immediately available (same-day) funds promptly on the applicable Settlement Date.

           2. The Tender Offer will expire at the Expiration Date, which will be at 12:00 midnight, New York City time, on Thursday, January 22, 2004, unless extended.

           3. Holders of Notes who desire to accept the Tender Offer and be eligible for the Consent Payment must tender their Notes and deliver their Consents before the Consent Date. The valid tender of any Notes before the Consent Date will constitute delivery of a Consent pursuant to the Consent Solicitation.

           4. IF YOU DESIRE TO CONSENT WITH RESPECT TO ANY NOTES PURSUANT TO THE CONSENT SOLICITATION AND RECEIVE THE CONSENT PAYMENT AS WELL AS THE TENDER OFFER CONSIDERATION, WE MUST RECEIVE YOUR INSTRUCTIONS IN AMPLE TIME TO PERMIT US TO EFFECT A TENDER OF NOTES AND DELIVER THE RELATED CONSENTS ON YOUR BEHALF BEFORE THE CONSENT DATE, WHICH WILL BE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 2004, UNLESS EXTENDED.

           5. If you desire to tender any Notes pursuant to the Tender Offer, but not to deliver your Consent pursuant to the Consent Solicitation, and receive only the Tender Offer Consideration and not the Consent Payment, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf before the Expiration Date.

           6. The obligations of the Company to accept for purchase Notes properly tendered and not withdrawn pursuant to the Tender Offer or to make the Consent Payments are subject to certain conditions, including, among other things, satisfaction of the Requisite Consents Condition and, unless waived, the Financing Condition. Consummation of the Tender Offer and the Consent Solicitation is also subject to certain other conditions. See "The Tender Offer and Consent Solicitations-- Conditions of the Offer" in the Offer to Purchase.

           7. Tenders of Notes may be withdrawn (and related Consents may be revoked thereby) before the Consent Date, but not thereafter, subject to certain limited circumstances described in the Offer to Purchase.

           8. Any transfer taxes will be borne by the Company except as otherwise provided in Instruction 7 of the Letter of Transmittal.


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
           9. Consummation of the Tender Offer and the effectiveness of the Proposed Amendments may have adverse consequences to non-tendering holders, including that non-tendering holders will no longer be entitled to the benefit of certain covenants and other provisions currently contained in the Indenture to the extent such provisions are eliminated or amended by the Proposed Amendments and that the reduced amount of outstanding Notes as a result of the Tender Offer may adversely affect the trading market, liquidity and market price of the Notes. If the Requisite Consents are received and accepted and the Supplemental Indenture is executed and becomes operative, the Proposed Amendments will be binding on all non-tendering holders.

           If you wish to tender any or all of the Notes held by us for your account and to deliver your Consent pursuant to the Consent Solicitation with respect to such Notes, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. If you authorize the tender of your Notes, all such Notes will be tendered unless otherwise specified on the instruction form. A holder who tenders Notes before the Consent Date pursuant to the Tender Offer will be deemed, by acceptance of the Tender Offer, to consent to the Proposed Amendments. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or consent on your behalf by the Consent Date or Expiration Date, as applicable. THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER NOTES HELD BY US FOR YOUR ACCOUNT OR TO DELIVER YOUR CONSENT PURSUANT TO THE CONSENT SOLICITATION.

           The Company is not aware of any jurisdiction in which the making of the Tender Offer, the tender of Notes in connection therewith or the solicitation of Consents would not be in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction in which the making of the Tender Offer or the Consent Solicitation would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Tender Offer or the Consent Solicitation. If, after such good faith effort, the Company cannot comply with any such laws, the Tender Offer or the Consent Solicitation will not be made to (nor will tenders or Consents be accepted from or on behalf of) holder(s) residing in such jurisdiction.

           IMPORTANT:THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), TOGETHER WITH THE NOTES AND ALL OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE, TOGETHER WITH A CONFIRMATION OF BOOK-ENTRY TRANSFER OF NOTES, MUST BE RECEIVED BY THE DEPOSITARY AT OR BEFORE THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE CONSENT PAYMENT TOGETHER WITH THE TENDER OFFER CONSIDERATION. THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), TOGETHER WITH THE NOTES AND ALL OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE, TOGETHER WITH A CONFIRMATION OF BOOK-ENTRY TRANSFER OF NOTES MUST BE RECEIVED BY THE DEPOSITARY AT OR BEFORE THE EXPIRATION DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY THE TENDER OFFER CONSIDERATION (BUT NOT THE CONSENT PAYMENT).



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
                                  INSTRUCTIONS

           The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase and Consent Solicitation Statement of Elizabeth Arden, Inc., a Florida corporation (the "COMPANY"), dated December 23, 2003 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal and Consent dated December 23, 2003 (the "LETTER OF TRANSMITTAL"), relating to its outstanding debt securities listed above (the "NOTES").

           This will instruct you to tender the number of Notes indicated below held by you for the account of the undersigned, on the terms and subject to the conditions in such Offer to Purchase and Letter of Transmittal, and to deliver the undersigned's Consent pursuant to the Consent Solicitation with respect to such Notes.


Aggregate Principal Amount of 11-3/4% Senior Secured
Notes due 2011 beneficially owned to which consent to
the Proposed Amendments is to be delivered and which
are being tendered:                                  ___________________________


Aggregate Principal Amount of 11-3/4% Senior Secured
Notes due 2011 beneficially owned to which consent to
the Proposed Amendments is to be delivered and which
are being tendered prior to 12:00 midnight, New York
City time, on the Consent Date:                      ___________________________

           * If no aggregate principal amount is provided above with respect to the Notes and this Instruction Form is signed in the space provided below, we are authorized to tender with respect to the entire aggregate principal amount of such Notes in which we hold an interest through DTC for your account.

           ** If neither box is checked, but the undersigned has completed the section below, we are authorized to tender with respect to the aggregate principal amount of such Notes in which we hold an interest through DTC for your account.
                                PLEASE SIGN HERE


Signatures(s)___________________________________________________________________



Name(s) (Please Print)__________________________________________________________



Address_________________________________________________________________________



Zip Code________________________________________________________________________



Area Code and Telephone No._____________________________________________________



Tax Identification or Social Security No._______________________________________



My Account Number With You______________________________________________________



Date____________________________________________________________________________



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